Exhibit 3.1
3Second Amended and Restated
Certificate of Limited Partnership
of
Sunoco LP

This Second Amended and Restated Certificate of Limited Partnership of Sunoco LP (the “Partnership”) is executed and filed pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (the “Act”), by Sunoco GP LLC, a Delaware limited liability company (the “General Partner”), as the general partner of the Partnership. The General Partner DOES HEREBY CERTIFY as follows:
1.The name of the limited partnership is Sunoco LP.
2.The original Certificate of Limited Partnership of the Partnership was filed under the name of Susser Petroleum Partners LP with the Secretary of State of the State of Delaware on June 11, 2012, and a Certificate of Amendment changing the name of the Partnership to Sunoco LP was filed with the Secretary of State of the State of Delaware on October 15, 2014.
3.The Amended and Restated Certificate of Limited Partnership of the Partnership was filed with the Secretary of State of the State of Delaware on June 6, 2016.
4.The Amended and Restated Certificate of Limited Partnership of the Partnership is being amended and restated to reflect the change of address of the General Partner of the Partnership.
5.The Amended and Restated Certificate of Limited Partnership of the Partnership is hereby amended and restated to read in its entirety as follows:

1.	The name of the limited partnership is Sunoco LP.

2.
The address of the registered office of the Partnership in the State of Delaware is 251 Little Falls Drive, Wilmington, Delaware, County of New Castle 19808, and the name of the registered agent at such address is Corporation Service Company.

3.	The name and business address of the General Partner of the Partnership are as follows:
Sunoco GP LLC
8111 Westchester Drive
Suite 400
Dallas, Texas 75225

IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Limited Partnership has been duly executed as of the 8th day of May, 2018 and is being filed in accordance with Section 17-210 of the Act by the General Partner.

GENERAL PARTNER
Sunoco GP LLC

By: /s/Joseph Kim
Name:    Joseph Kim
Title:     President and Chief Executive Officer

HOU:3882631.3